Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS;
UPDATES FISCAL YEAR 2012 GUIDANCE

ATLANTA, November 13, 2012 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $18.1 billion for the third quarter of fiscal 2012, a 4.6 percent increase from the third quarter of fiscal 2011. Comparable store sales for the third quarter of fiscal 2012 were positive 4.2 percent, and comp sales for U.S. stores were positive 4.3 percent.

Net earnings for the third quarter were $947 million, or $0.63 per diluted share, compared with net earnings of $934 million, or $0.60 per diluted share, in the same period of fiscal 2011. These results reflect a nonrecurring charge of approximately $165 million, net of tax, or $0.11 per diluted share due to the previously announced closing of seven stores in China. On an adjusted basis, the Company reported net earnings of $1.1 billion, or $0.74 per diluted share, a 23.3 percent increase from the same period in the prior year.

“Our third-quarter results were better than we expected and reflected, in part, what we believe is the start of the path toward the healing of the housing market,” said Frank Blake, chairman & CEO. “I particularly want to thank all of our associates who are helping the communities impacted by Hurricane Sandy. They are working under difficult circumstances, often with their own lives and homes disrupted by the storm, and their efforts exemplify our core values.”

Updated Fiscal 2012 Guidance

Based on its performance through the third quarter, the Company updated its fiscal 2012 guidance and raised its sales growth guidance to be up approximately 5.2 percent for the year on a 53-week basis. The Company expects fiscal 2012 diluted earnings per share to be up approximately 18 percent to $2.92 for the year.

On an adjusted basis, the Company raised its diluted earnings per share growth guidance to be up approximately 23 percent to $3.03 excluding the $0.11 per diluted share impact related to the closing of seven stores in China.

This earnings-per-share guidance includes the benefit of the Company's year-to-date share repurchases and the Company's intent to repurchase $700 million in additional shares in the fourth quarter of fiscal 2012, which will bring the total dollar amount of shares repurchased to $4 billion for the year.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,250 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico.

-more-

The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

###

To provide clarity, internally and externally, about the Company's operating performance for recently completed fiscal periods, the Company has supplemented its reporting with non-GAAP financial measures to reflect the impact of the charges related to the closing of seven stores in China. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company's performance by providing them with meaningful information relevant to events of unusual nature or frequency that impact the comparability of underlying business results from period to period. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures can be found attached to this press release and at http://earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of share repurchase programs, net earnings performance, earnings per share, capital allocation and expenditures, liquidity, return on invested capital, management of relationships with our suppliers and vendors, stock-based compensation expense, the effect of accounting charges, the effect of adopting certain accounting standards, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2012 and beyond and financial outlook.  Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2012 and in our subsequent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Senior Manager of Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Nine Months Ended
	October 28, 2012	October 30, 2011	% Increase (Decrease)	October 28, 2012	October 30, 2011	% Increase (Decrease)
NET SALES	$18,130	$17,326	4.6%	$56,508	$54,381	3.9%
Cost of Sales	11,863	11,365	4.4	37,032	35,716	3.7
GROSS PROFIT	6,267	5,961	5.1	19,476	18,665	4.3
Operating Expenses:
Selling, General and Administrative	4,139	3,956	4.6	12,291	12,151	1.2
Depreciation and Amortization	395	390	1.3	1,169	1,183	(1.2)
Total Operating Expenses	4,534	4,346	4.3	13,460	13,334	0.9
OPERATING INCOME	1,733	1,615	7.3	6,016	5,331	12.8
Interest and Other (Income) Expense:
Interest and Investment Income	(5)	(4)	25.0	(14)	(9)	55.6
Interest Expense	155	162	(4.3)	466	452	3.1
Other	—	—	—	(67)	—	N/A
Interest and Other, net	150	158	(5.1)	385	443	(13.1)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,583	1,457	8.6	5,631	4,888	15.2
Provision for Income Taxes	636	523	21.6	2,117	1,779	19.0

NET EARNINGS	$947	$934	1.4%	$3,514	$3,109	13.0%

Weighted Average Common Shares	1,487	1,540	(3.4)%	1,505	1,572	(4.3)%
BASIC EARNINGS PER SHARE	$0.64	$0.61	4.9	$2.33	$1.98	17.7

Diluted Weighted Average Common Shares	1,498	1,548	(3.2)%	1,517	1,581	(4.0)%
DILUTED EARNINGS PER SHARE	$0.63	$0.60	5.0	$2.32	$1.97	17.8

	Three Months Ended			Nine Months Ended
SELECTED HIGHLIGHTS	October 28, 2012	October 30, 2011	% Increase (Decrease)	October 28, 2012	October 30, 2011	% Increase (Decrease)
Number of Customer Transactions	331.0	325.3	1.7%	1,034.8	1,014.5	2.0%
Average Ticket (actual)	$54.55	$53.03	2.9	$54.71	$53.50	2.3
Weighted Average Weekly Sales per Operating Store (in thousands)	$616	$590	4.4	$644	$620	3.9
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$336	$351	(4.3)	$887	$820	8.2
Depreciation and Amortization (1)	$424	$416	1.9%	$1,257	$1,265	(0.6)%
 —————

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.
N/A - Not Applicable

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)
FOR THE THREE MONTHS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011
(Unaudited)
(Amounts in Millions Except Per Share Data)

	Three Months Ended October 28, 2012
	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)
Cost of Sales	$11,863	$10	$11,853
Gross Profit	$6,267	$(10)	$6,277
Total Operating Expenses	$4,534	$155	$4,379
Operating Income	$1,733	$(165)	$1,898
Net Earnings	$947	$(165)	$1,112
Diluted Earnings Per Share	$0.63	$(0.11)	$0.74

	Three Months Ended October 30, 2011
	Actuals	Adjustments	As Adjusted (Non-GAAP)
Cost of Sales	$11,365	$—	$11,365
Gross Profit	$5,961	$—	$5,961
Total Operating Expenses	$4,346	$—	$4,346
Operating Income	$1,615	$—	$1,615
Net Earnings	$934	$—	$934
Diluted Earnings Per Share	$0.60	$—	$0.60
_________

(1) Adjustments are comprised of charges related to the closing of seven stores in China.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 28, 2012, OCTOBER 30, 2011 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions)

	October 28, 2012	October 30, 2011	January 29, 2012
ASSETS
Cash and Cash Equivalents	$2,554	$2,234	$1,987
Receivables, net	1,645	1,384	1,245
Merchandise Inventories	10,960	10,717	10,325
Other Current Assets	796	1,143	963
Total Current Assets	15,955	15,478	14,520
Property and Equipment, net	24,124	24,532	24,448
Goodwill	1,141	1,072	1,120
Other Assets	441	417	430
TOTAL ASSETS	$41,661	$41,499	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$6,010	$5,669	$4,856
Accrued Salaries and Related Expenses	1,311	1,227	1,372
Current Installments of Long-Term Debt	34	44	30
Other Current Liabilities	3,311	3,646	3,118
Total Current Liabilities	10,666	10,586	9,376
Long-Term Debt	10,779	10,739	10,758
Other Long-Term Liabilities	2,478	2,405	2,486
Total Liabilities	23,923	23,730	22,620
Total Stockholders' Equity	17,738	17,769	17,898
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,661	$41,499	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011
(Unaudited)
(Amounts in Millions)

	Nine Months Ended
	October 28, 2012	October 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$3,514	$3,109
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,257	1,265
Stock-Based Compensation Expense	158	157
Changes in Working Capital and Other	455	1,160
Net Cash Provided by Operating Activities	5,384	5,691
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(887)	(820)
Payments for Businesses Acquired, net	(121)	—
Proceeds from Sale of Business, net	—	101
Proceeds from Sales of Property and Equipment	21	36
Net Cash Used in Investing Activities	(987)	(683)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	—	1,994
Repayments of Long-Term Debt	(23)	(1,021)
Repurchases of Common Stock	(3,330)	(3,056)
Proceeds from Sales of Common Stock	697	91
Cash Dividends Paid to Stockholders	(1,312)	(1,187)
Other	133	(118)
Net Cash Used in Financing Activities	(3,835)	(3,297)
Change in Cash and Cash Equivalents	562	1,711
Effect of Exchange Rate Changes on Cash and Cash Equivalents	5	(22)
Cash and Cash Equivalents at the Beginning of the Period	1,987	545
Cash and Cash Equivalents at the End of the Period	$2,554	$2,234